Exhibit 10.3
                                                                 May 9, 2000

                       ASSUMPTION AND AMENDMENT AGREEMENT

         This ASSUMPTION AGREEMENT (the "Agreement") is made and entered into as of May 9, 2002 (the "Effective Date") by and between DAYS MASTER ITALIA, S.p.A., a company organized under the laws of Italy ("Assignee"), and CENDANT GLOBAL SERVICES, B.V., a private company with limited liability organized under the laws of The Netherlands (the "Company").

         Recitals. Assignee is the Master Licensee under a Master License Agreement for the Territory of Italy ("the Territory"), dated as of June 1, 2000 which includes a Trademark License Agreement and Software License Agreement (collectively, the "Assigned Agreements") pursuant to an assignment from Team Piemmesse ("Assignor") dated June 14, 2000. The Assigned Agreements are attached to this Agreement as Exhibit A and relate to the granting of a master license of the Days Inn(R) System to be developed in the Territory. Assignor has assigned the Assigned Agreements (including any amendments to the Assigned Agreements specified in this Agreement) to Assignee, which desires to assume and accept the rights and obligations under the Assigned Agreements.

         IN  CONSIDERATION  of  the  premises,   the  mutual  promises  in  this
Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties, it is agreed as follows:

         1. Assignor has assigned, transferred, bargained, sold, and delegated to Assignee all of its rights, title and interest in and to the Assigned Agreements, and its obligations existing and arising in the future, under the Assigned Agreements.

         2. Assignee has accepted and assumed the rights, benefits and obligations of the Master Licensee under the Assigned Agreements, effective as of June 14, 2000, including all existing and future obligations to pay and perform under the Assigned Agreements.

         3. The Company has consented to the assignment of the Assigned Agreements by letter dated September 13, 2000, and Assignee has adopted and made to the Company the representations and warranties of Licensee set forth in Paragraph 2.4 of the Master License Agreement as of the Effective Date, except as amended by this Agreement.

         4. Assignee will deliver, prior to the commencement of any operations under the Assigned Agreements together with this Assignment, evidence of insurance as contemplated under the Assigned Agreements.

         5. To induce the Company to consent to this Agreement, HOSP-ITALIA INDUSTRIES, INC. has executed and delivered to the Company the Guaranty and Assumption of Master Licensee's Obligations attached to this Agreement as Exhibit B.

         6. Section 2.4 of the Master License Agreement has been amended to replace "One Million Five Hundred Thousand Dollars ($1,500,000.00)" with "the lesser of One Million Dollars ($1,000,000.00) or the consolidated net worth of the former Master Licensee and former guarantor."

         7.  Effective  December  4,  2001,  Exhibit  C to  the  Master  License
Agreement has been deleted in its entirety and replaced by the amended Development Schedule attached to this Agreement as Exhibit C.

         8. This Agreement shall be deemed a supplement to and modification of the Assigned Agreements. All references to "this Agreement" contained therein shall mean and refer to the original form of Master License Agreement, as modified by any prior amendments and addenda and this Agreement. Except as expressly stated in this Agreement, no further supplements to or modifications of the Assigned Agreements are contemplated by the parties. There are no oral or other written arrangements among the Company, Assignee and Assignor except as expressly stated in the Assigned Agreements.

         9. Assignee acknowledges that the Company has not participated in the negotiation of the assignment transaction between the Assignee and Assignor, and has not made any representation or warranty, nor furnished any information to either party. Assignee waives any and all claims against the Company and its officers, directors, shareholders, affiliated corporations, employees and agents arising out of the transfer of the Assigned Agreements. Assignee expressly acknowledges that the Company was not a participant in the offer and negotiation of terms of the assignment between Assignor and Assignee and that the Company has no liability in connection therewith. Assignee acknowledges that it has made such investigations of Assignor and the Company as it believes appropriate.

         10. Any notice required under the Assigned Agreements to be sent to Assignee shall be directed to:

                  Days Master Italia, S.p.A.
                  c/o Andrea Cesaretti
                  Lanza, Ceccon, Cesaretti & Associati
                  Via Francesco Sforza, 15
                  20122 Milano
                  Fax: 011-39-02-76-38-87-78
                  Telephone:  011-39-02-76-38-87-88

         With copies to:

                  Hosp-Italia Industries, Inc.
                  99 Derby Street, #200
                  Hingham, MA  02043
                  Attn:  Frank G. Wright

         And:

                  Charles B. Jarrett, Jr., Esquire
                  Griffith, McCague & Fernsler, P.C.
                  The Gulf Tower, Suite 3626
                  707 Grant Street
                  Pittsburgh, PA  15219

         11. The Company consents to the assignment and assumption of the Assigned Agreements as provided in its letter of September 13, 2000 and in this Agreement, respectively. No waivers of performance or extensions of time to perform are granted or authorized. The Company will treat Assignee as the Master Licensee under the Assigned Agreements.

         IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement effective as of the Effective Date.

THE COMPANY:

CENDANT GLOBAL SERVICES, B.V.


By:  /s/ Rajiv Bhatia
     -----------------
Name:   Rajiv Bhatia
Title:  Vice President, International Services

ASSIGNEE:

DAYS MASTER ITALIA, S.p.A.


By:  /s/Andrea Cesaretti
     -------------------
Name:   Andrea Cesaretti
Title:  President

                                    EXHIBIT A

                                 THE AGREEMENTS


                      The Assigned Agreements are attached.

                                    EXHIBIT B

            GUARANTY AND ASSUMPTION OF MASTER LICENSEE'S OBLIGATIONS


         The Guaranty and Assumption of Master Licensee's Obligations is attached.

                                    EXHIBIT C

                          AMENDED DEVELOPMENT SCHEDULE


----------------------------------------------------------------------
           YEAR              Rooms Opened             Total Rooms
----------------------------------------------------------------------
           2002                   60                      60
----------------------------------------------------------------------
           2003                   60                      120
----------------------------------------------------------------------
           2004                   120                     240
----------------------------------------------------------------------
           2005                   120                     360
----------------------------------------------------------------------
           2006                   120                     480
----------------------------------------------------------------------
           2007                   240                     720
----------------------------------------------------------------------
           2008                   120                     840
----------------------------------------------------------------------
           2009                   120                     960
----------------------------------------------------------------------
           2010                   120                    1080
----------------------------------------------------------------------
           2011                   120                    1200
----------------------------------------------------------------------
         2012-2016                600                    1800
----------------------------------------------------------------------
         2017-2021                600                    2400
----------------------------------------------------------------------
         2022-2025                600                    3000
----------------------------------------------------------------------